EXHIBIT 32.1

Written Statement of the Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of NBT Bancorp Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

(a)  the Form 10-Q of the Company for the Quarterly Period Ended June 30, 2010, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin A. Dietrich
Martin A. Dietrich
Chief Executive Officer
August 9, 2010

A  signed  original  of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears  in  typed  form within the electronic version of this written statement required  by  Section  906,  has  been  provided to NBT Bancorp Inc. and will be retained  by  NBT  Bancorp  Inc. and furnished  to the Securities and Exchange Commission  or  its  staff  upon  request.